Exhibit 99.1

New Frontier Corporation Shareholders Approve Business Combination with
United Family Healthcare

Combined company to be renamed New Frontier Health Corporation and will continue to be listed on The New York Stock Exchange

Hong Kong, December 12, 2019 – New Frontier Corporation (NYSE: NFC) (“NFC”), a publicly traded special purpose acquisition company, today announced that its shareholders have approved a business combination with Healthy Harmony Holdings, L.P. (“Healthy Harmony”) and Healthy Harmony GP, Inc. (together with Healthy Harmony, “United Family Healthcare” or “UFH”) to form New Frontier Health Corporation (“NFH”) at the extraordinary general meeting of shareholders held on December 12, 2019. Approximately 96.4% of the shares voted were voted in favor of the business combination, representing 89.4% of all outstanding shares of NFC.

Antony Leung, Co-Founder and Chairman of New Frontier Group and NFC, commented, “We believe China healthcare represents an unprecedented opportunity. We are excited to work closely with the management team of NFH/UFH to continue the next chapter of the growth of the company.”

Roberta Lipson, Chief Executive Officer of UFH, said, “The management team is excited to continue executing on our future growth plan with the help of New Frontier. With our mission of setting the standard in private quality healthcare, and the new capital from this transaction, UFH will be able to further our position as the leading premium private healthcare services provider with the longest track record in China.”

Carl Wu, Chief Executive Officer of NFC, added, “We are grateful that our shareholders have supported our combination with UFH. We look forward to working closely with our new colleagues to unlock the synergy of the New Frontier / United Family partnership and to continue to deliver world class healthcare services in China.”

The business combination is expected to close on or about December 17, 2019, subject to the satisfaction of certain closing conditions. In connection with the closing, NFC will change its name to New Frontier Health Corporation and its ordinary shares and warrants will continue be listed on the New York Stock Exchange under the new ticker symbols “NFH” and “NFH WS,” respectively, commencing the day following the closing.

About New Frontier Corporation

New Frontier Corporation is a public investment company formed by New Frontier Public Holding Ltd., an affiliate of New Frontier Group, for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Frontier Group is a China-focused investment group that invests in, builds and operates diversified businesses in the Chinese new economy sectors. For more information, visit www.new-frontier.com.

About United Family Healthcare

United Family Healthcare is a leading private healthcare provider offering comprehensive premium healthcare services in China through the operations of its United Family Hospitals and Clinics, a network of private hospitals and affiliated ambulatory clinics. United Family Healthcare currently has nine hospitals and in total over 700 licensed beds in operation or under construction in all four 1st tier cities and selected 2nd tier cities. Further company information may be found at www.ufh.com.cn.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NFC’s or UFH’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements include, without limitation, the satisfaction of the closing conditions of the business combination and the timing of the completion of the business combination. Important factors, among others, that may affect actual results or outcomes include the inability to complete the business combination (including due to the failure to satisfy certain closing conditions); the inability to recognize the anticipated benefits of the proposed business combination; the inability to meet the listing requirements of the New York Stock Exchange; costs related to the business combination; UFH’s ability to manage growth; UFH’s ability to execute its business plan, including its planned expansions, and meet its projections; rising costs adversely affecting UFH’s profitability; potential litigation involving NFC or UFH, or after the closing, NFH; general economic and market conditions impacting demand for UFH’s services, and in particular economic and market conditions in the Chinese healthcare industry and changes in the rules and regulations that apply to such business, including as it relates to foreign investments in such businesses. Neither NFC nor UFH undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

ICR, LLC

Media

US:

Sean Leous

Tel: +1-203-682-8200

Email: sean.leous@icrinc.com

Asia:

Jeff Pei

Tel: +86-10-6583-7514

Email: jianfeng.pei@icrinc.com

Investors

William Zima/Rose Zu

Tel: +1-203-682-8200

Email: bill.zima@icrinc.com/rose.zu@icrinc.com